Exhibit 99.1

news release

Contacts:
Phoenix Technologies Ltd.	Sapphire Investor Relations, LLC
Richard Arnold	Erica Mannion, Investor Relations
Executive Vice President	212-766-1800
Strategy and Corporate Development	investor_relations@phoenix.com
Chief Financial Officer
408-570-1256
investor_relations@phoenix.com
Phoenix Technologies Ltd. Reports Results for Q1 2007
Revenue Up 17% Over Prior Quarter, Operating Expense Down 27%
MILPITAS, CA: January 25, 2007 — Phoenix Technologies Ltd. (NASDAQ: PTEC) today reported its fiscal 2007 first quarter financial results.
Net revenues for the three months ended December 31, 2006 were $9.7 million, consisting of $7.9 million of license revenue and $1.8 million of service revenue. These results compare to net revenues of $8.3 million reported in the fourth quarter of fiscal 2006 and $18.6 million in the same period one year ago.
The company also reported gross margins of $7.2 million, an increase of 36% over the quarter ended September 30, 2006, and operating expenses of $15.1 million, a reduction of 27%.
In accordance with the Company’s September 2006 decision that it would no longer license products on a fully paid-up basis, no paid-up license revenue was reported in the first quarter of fiscal 2007. This compares to $1.3 million (15% of net revenues) in the fourth quarter of fiscal year 2006 and $11.8 million (63% of net revenues) in the previous year’s first quarter.
On a GAAP basis, the net loss in the first quarter of fiscal 2007 was ($8.0) million, or ($0.31) per share, compared to a net loss of ($14.3) million, or ($0.57) per share, for the

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fourth quarter of fiscal 2006 and net loss of ($7.9) million, or ($0.32) per share, for the first quarter of fiscal 2006.
On a non-GAAP basis, in the first quarter of fiscal 2007, Phoenix reported a net loss of ($4.7) million, or ($0.18) per share, an improvement of $6.0 million or $0.24 per share from the net loss of ($10.7) million, or ($0.42) per share that the company had reported for the fourth quarter of fiscal 2006. Total non-GAAP adjustments in the first quarter of fiscal year 2007 were $3.3 million compared to $3.6 million of non-GAAP adjustments in the fourth quarter of fiscal year 2006. These adjustments include non-cash stock compensation expense as required according to Statement of Financial Accounting Standards (SFAS 123R), restructuring costs including severance and other related costs as well as costs associated with several closed facilities. These non-GAAP adjustments are more fully described in the attached reconciliation between net loss on a GAAP basis and non-GAAP net loss provided in the accompanying financial statements.
“While the new team has only been in place at Phoenix for four months we have achieved all of the short term goals established at the beginning of the financial year that we described to investors on our November conference call,” said Woody Hobbs, president and chief executive officer. “We achieved a 13% increase in our license revenue compared to the September quarter despite the elimination of fully paid-up licenses. Our service revenues increased by 34% from the September quarter and were up almost 250% from the same quarter a year earlier. These accomplishments reflect the success of our sales and pricing initiatives, and give us confidence that we now have greater certainty of our future revenue as well.”
“We successfully completed the restructuring we announced in November, and we met our target of lowering our headcount to 334 employees as of January 1, 2007. We therefore are now confident that we will achieve our announced objective of having our total above the line expenses including cost of goods fall below $15 million for the second fiscal quarter. We believe our shareholders will be pleased to hear that we feel we are completely on track with our turnaround plan for Phoenix, and that we are more confident than ever about all the beliefs regarding the company’s potential that we expressed on the last quarterly conference call,” concluded Hobbs.

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Phoenix Technologies’ cash and short-term investments, as of December 31, 2006, were $50.6 million compared to $60.3 million at September 30, 2006.
Conference Call
The Company will conduct its regularly scheduled financial announcement conference call on Thursday, January 25, 2007 at 5:30 a.m. PST. Investors are invited to listen to a live audio web cast of the quarterly conference call on the investor relations section of the Company’s website at www.phoenix.com. Alternatively investors can listen to the conference call via telephone at 800-289-0546 (U.S/Canada) or 913-981-5534 (international). An audio replay of the conference call will also be available approximately two hours after the conclusion of the call and will be available until Tuesday, January 30, 2007, at 8:59 p.m. PST. The audio replay can be accessed by dialing 888-203-1112 (U.S./Canada) or 719-457-0820 (international) and entering conference call ID 9528841.
About Phoenix
Phoenix Technologies Ltd. (NASDAQ: PTEC) is the global market leader in system firmware that provides the most secure foundation for today’s computing environments. The Company established industry leadership with its original BIOS product in 1983, and today has 149 technology patents, has shipped in over one billion systems, and continues to ship in over 125 million new systems each year. The company’s breakthrough solution, TrustedCore, enables hardware vendors to bring secure devices to market with the latest advances in Microsoft operating systems. The PC industry’s top builders and specifiers trust Phoenix to pioneer open standards and deliver innovative solutions to help them accelerate time to market, differentiate products and increase profits. Phoenix is headquartered in Milpitas, California with offices worldwide. For more information, visit www.phoenix.com.
Phoenix, Phoenix Technologies, the Phoenix Technologies logo, and Recover Pro are trademarks and/or registered trademarks of Phoenix Technologies Ltd. All other trademarks are the property of their respective owners.

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This press release contains a non-GAAP calculation of operating expenses, net loss and net loss per share, which excludes stock-based compensation expense, restructuring charges, as well as other items. The Company’s management believes this non-GAAP financial measure provides meaningful supplemental information regarding our performance that is indicative of the Company’s core operating results and facilitates comparisons of operating results across reporting periods. The Company uses these non-GAAP measures when evaluating its financial results as well as for internal planning and budgeting purposes. A reconciliation between operating expenses, net loss and net loss per share on a GAAP basis and non-GAAP operating expenses, net loss and net loss per share is provided in the accompanying financial statements.
Availability of Definitive Proxy Statement:
In connection with its 2007 annual meeting of stockholders, Phoenix Technologies Ltd. filed a notice of annual meeting and a definitive proxy statement with the Securities and Exchange Commission (the “SEC”) on January 25, 2007. The notice of annual meeting and the definitive proxy statement will be mailed to stockholders on or about January 25, 2007. Investors and stockholders can obtain free copies of the definitive proxy statement, the notice of annual meeting, and other documents when they become available, by contacting investor relations at investor_relations@phoenix.com, or by mail to Phoenix Corporation Investor Relations, c/o Sapphire Investor Relations LLC, 150 Broadway, Suite 808, New York, NY 10038, or by telephone at 1-212-766-1800. In addition, documents filed with the SEC by Phoenix Technologies Ltd. are available free of charge at the SEC’s website at www.sec.gov.
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:
With the exception of historical information, the statements set forth above include forward-looking statements that involve risk and uncertainties. All forward-looking statements included in this document are based upon information available to the Company as of the date hereof, and the Company assumes no obligation to update any such forward-looking statement. Factors that could cause actual results to differ materially from those in the forward looking statements are discussed in the Company’s filings with the Securities and Exchange Commission, including its recent filings on Form 10-K, filed December 14, 2006.

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PHOENIX TECHNOLOGIES LTD.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(Unaudited)

	December 31,	September 30,
	2006	2006
Assets
Current assets:
Cash and cash equivalents	25,126	34,743
Marketable Securities	25,485	25,588
Accounts receivable, net of allowances	5,924	8,434
Prepaid royalties and maintenance	68	111
Other current assets	4,038	4,052

Total current assets	60,641	72,928

Property and equipment, net	3,714	4,247
Purchased Technology and Intangible assets, net	1,167	1,458
Goodwill	14,433	14,433
Other assets	2,017	2,094

Total assets	$81,972	$95,160

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$1,471	$3,072
Accrued compensation and related liabilities	3,151	3,844
Deferred revenue	5,152	7,584
Income taxes payable	9,114	9,041
Accrued restructuring charges — current	2,448	3,287
Other accrued liabilities	2,522	3,605

Total current liabilities	23,858	30,433

Accrued restructuring charges — noncurrent	941	1,166
Other liabilities	3,324	3,385

Total liabilities	28,123	34,984

Stockholders’ equity:
Preferred stock	—	—
Common stock	35	34
Additional paid-in capital	193,234	191,519
Retained earnings	(46,911)	(38,899)
Accumulated other comprehensive loss	(831)	(800)
Less: Cost of treasury stock	(91,678)	(91,678)

Total stockholders’ equity	53,849	60,176

Total liabilities and stockholders’ equity	$81,972	$95,160

PHOENIX TECHNOLOGIES LTD.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	Three Months ended December 31,
	2006	2005
Revenues:
License fees	$7,924	$18,072
Services fees	1,800	517

Total revenues	9,724	18,589

Cost of revenues:
License fees	265	1,321
Services fees	1,997	2,457
Amortization of purchased technology	292	838

Total cost of revenues	2,554	4,616

Gross Margin	7,170	13,973

Operating expenses:
Research and development	4,546	5,832
Sales and marketing	4,140	9,624
General and administrative	4,228	5,494
Amortization of acquired intangible assets	—	18
Restructuring	2,211	—

Total operating expenses	15,125	20,968

Income (loss) from operations	(7,955)	(6,995)

Interest and other income, net	573	555

Income (loss) before income taxes	(7,382)	(6,440)

Income tax expense	629	1,483

Net income (loss)	$(8,011)	$(7,923)

Earnings (loss) per share:
Basic	$(0.31)	$(0.32)
Diluted	$(0.31)	$(0.32)
Shares used in Earnings (loss) per share calculation:
Basic	25,474	25,014
Diluted	25,474	25,014

PHOENIX TECHNOLOGIES LTD.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended December 31,

	2006	2005
Cash flows from operating activities:
Net income (loss)	$(8,011)	$(7,923)
Reconciliation to net cash provided by (used in) operating activities:
Depreciation and amortization	884	1,539
Stock-based compensation	1,151	1,405
Loss from disposal of fixed assets	28	(2)
Deferred income tax	—	—
Change in operating assets and liabilities:
Accounts receivable	2,492	(3,564)
Prepaid royalties and maintenance	43	569
Other assets	90	850
Accounts payable	(1,614)	(156)
Accrued compensation and related liabilities	(801)	(28)
Deferred Revenue	(2,449)	5,637
Income taxes	72	731
Accrued Restructuring charges	(1,070)	(71)
Other accrued	(1,049)	(539)

Net cash provided by (used in) operating activities	(10,234)	(1,552)

Cash flows from investing activities:
Proceeds from sales and maturities of marketable securities	48,128	88,512
Purchases of marketable securities	(48,025)	(77,100)
Proceeds from the sale of fixed assets	—	—
Purchases of property and equipment	(87)	(738)
Payments in connection with prior business acquisition	—	—

Net cash provided by (used in) investing activities	16	10,674

Cash flows from financing activities:
Proceeds from stock purchases under stock option and stock purchase plans	565	1,026
Repurchase of common stock	—	(993)

Net cash provided by financing activities	565	33

Effect of changes in exchange rates	36	(44)

Net increase (decrease) in cash and cash equivalents	(9,617)	9,111
Cash and cash equivalents at beginning of period	34,743	27,805

Cash and cash equivalents at end of period	$25,126	$36,916

See notes to unaudited condensed consolidated financial statements
*	Reclassification of investment was done as of June 2006 (Q306) — $9.1M to beginning cash (row 43)

PHOENIX TECHNOLOGIES LTD.
RECONCILIATION OF GAAP TO NON-GAAP NET INCOME AND
NET INCOME PER SHARE
(in thousands, except per share data)
(unaudited)

	Three Months Ended December 31,
	2006	2005

GAAP net income (loss)	$(8,011)	$(7,923)

(1) Equity-based compensation expense under SFAS 123R (see note below)	1,135	1,405

(2) Restructuring	2,211	—

Non-GAAP net income (loss)	$(4,665)	$(6,518)

Non-GAAP Earnings (loss) per share:
Basic	$(0.18)	$(0.26)
Diluted	$(0.18)	$(0.26)
Shares used in Earnings (loss) per share calculation:
Basic	25,474	25,014
Diluted	25,474	25,014
These adjustments reconcile the Company’s GAAP results of operations to the reported non-GAAP results of operations. The Company believes that presentation of net income and net income per share excluding non-cash equity-based compensation and restructuring provides meaningful supplemental information to investors, as well as management, that is indicative of the Company’s core operating results and facilitates comparison of operating results across reporting periods. The Company uses these non-GAAP measures when evaluating its financial results as well as for internal planning and budgeting purposes. Equity-based compensation is excluded from non-GAAP financial results since it is a non-cash based charge. Restructuring costs are excluded from non-GAAP financial results since these are infrequent and non-recurring and therefore may not be considered directly related to our on-going business operations. These non-GAAP measures should not be viewed as a substitute for the Company’s GAAP results, and may be different than non-GAAP measures used by other companies.

(1)	This number represents non-cash equity-based compensation expense related to the Company’s adoption of SFAS No. 123R beginning October 1, 2005. For the three months ending December 31, 2006, non-cash equity-based compensation was $1.1 million, allocated as follows: $0.3 million to research and development, $0.3 million to sales and marketing and $0.5 million to general and administrative. Management believes that it is useful to investors to understand how the expenses associated with the adoption of SFAS 123R are reflected in net income.

(2)	The Company has incurred restructuring expenses, included in its GAAP presentation of operating expense, primarily due to workforce related charges such as payments for severance and benefits and estimated costs of exiting and terminating facility lease commitments related to formal restructuring plans approved by the Board of Directors in June 2006, in September 2006, and November 2006. For the three months ending December 31, 2006, severance and benefits totaled $1.9 million and cost related to exiting and terminating two facility lease totaled $0.4 million. In addition, the Company decreased the fiscal year 2003 restructuring reserve for the Irvine facility by $0.1 million due to a revised projection of the liability over the remaining term of the lease. The Company believes that these items do not reflect expected future operating expenses nor does the Company believe that they provide a meaningful evaluation of current versus past operational performance. Net income for the three months ended December 31, 2005 did not include restructuring expenses.

PHOENIX TECHNOLOGIES LTD.
RECONCILIATION OF GAAP TO NON-GAAP NET INCOME AND
NET INCOME PER SHARE
(in thousands, except per share data)
(unaudited)

	Three Months Ended December 31,		Three Months Ended September 30,
	2006	2005	2006	2005

GAAP net income (loss)	$(8,011)	$(7,923)	$(14,321)	$(5,693)

(1) Equity-based compensation expense under SFAS 123R (see note below)	1,135	1,405	938	—

(2) Restructuring	2,211	—	2,731	—

Non-GAAP net income (loss)	$(4,665)	$(6,518)	$(10,652)	$(5,693)

Non-GAAP Earnings (loss) per share:
Basic	$(0.18)	$(0.26)	$(0.42)	$(0.23)
Diluted	$(0.18)	$(0.26)	$(0.42)	$(0.23)
Shares used in Earnings (loss) per share calculation:
Basic	25,474	25,014	25,323	24,893
Diluted	25,474	25,014	25,323	24,983
These adjustments reconcile the Company’s GAAP results of operations to the reported non-GAAP results of operations. The Company believes that presentation of net income and net income per share excluding non-cash equity-based compensation and restructuring charges provides meaningful supplemental information to investors, as well as management, that is indicative of the Company’s core operating results and facilitates comparison of operating results across reporting periods. The Company uses these non-GAAP measures when evaluating its financial results as well as for internal planning and budgeting purposes. These non-GAAP measures should not be viewed as a substitute for the Company’s GAAP results, and may be different than non-GAAP measures used by other companies.

(1)	This number represents non-cash equity-based compensation expense related to the Company’s adoption of SFAS No. 123R beginning October 1, 2005. For the three months ending December 31, 2006, non-cash equity-based compensation was $1.1 million, allocated as follows: $0.3 million to research and development, $0.3 million to sales and marketing and $0.5 million to general and administrative. For the three months ended September 30, 2006, non-cash equity-based compensation was $0.9 million, allocated as follows: $0.1 million to cost of goods sold, $0.2 million to research and development, $0.3 million to sales and marketing and $0.3 million to general and administrative. Management believes that it is useful to investors to understand how the expenses associated with the adoption of SFAS 123R are reflected in net income. Net income for the three months ending September 30, 2005 did not include equity-based compensation expense under SFAS 123.

(2)	The Company has incurred restructuring expenses, included in its GAAP presentation of operating expense, primarily due to workforce related charges such as payments for severance and benefits and estimated costs of exiting and terminating facility lease commitments related to formal restructuring plans approved by the Board of Directors in June, September, and November 2006. For the three months ending December 31, 2006, severance and benefits totaled $1.9 million and cost related to exiting and terminating facility lease totaled $0.4 million. In addition, the Company decreased the fiscal year 2003 restructuring reserve for the Irvine facility by $0.1 million due to a revised projection of the liability over the remaining term of the lease. For the three months ended September 30, 2006, severance and benefits totaled $2.1 million and cost related to exiting and terminating facility lease totaled $0.1 million. In addition, the Company increased the fiscal year 2003 restructuring reserve for the Irvine facility by $0.5 million due to projected increased operating expenses over the remaining term of the lease. The Company believes that these items do not reflect expected future operating expenses nor does the Company believe that they provide a meaningful evaluation of current versus past operational performance.